                                                                 EXHIBIT 10.119

                 SEPARATION, RELEASE AND WAIVER AGREEMENT

     This Separation, Release and Waiver Agreement ("Agreement") made as of the 30th day of September, 1997 (the "Effective Date"), by and between C. Michael Alston, having an address at 9706 Mill Race Estates Drive, Vienna, VA 22182 ("Alston"), and ENVIROTEST SYSTEMS CORP., a Delaware corporation, with principal offices at 246 Sobrante Way, Sunnyvale, California, 94086, all affiliates and parents, including but not limited to, ENVIROTEST TECHNOLOGIES, INC. (hereinafter collectively referred to as the "Company").

     WHEREAS, Alston desires to provide for his separation from the Company over a period not to exceed one year.

     NOW THEREFORE, in consideration of the mutual promises of each party to the other, it is hereby agreed as follows:

     1. In consideration of the execution of this Agreement, and the release and waiver contained in Paragraph 3 herein, the Company agrees that:

          a. Prior to July 31, 1998 or sooner by further agreement of the parties (the "Separation Date"), Company will pay to Alston salary at the annual rate of two hundred twenty thousand five hundred dollars ($220,500.00) payable biweekly in accordance with the Company's customary payroll for so long as Alston shall remain in the employ of the Company, provided that Alston shall have fully complied with the provisions of
               Section 2. b. hereof. The Company will deduct taxes and make other deductions required for wages by state and federal law.

          b. On the Separation Date, the Company will pay Alston for earned and unused accrued vacation time in accordance with current Company policy; provided that no change in Company policy shall reduce the amount of accrued and unused vacation payable to Alston on the Effective Date.

          c. Alston and his dependents will receive family medical, dental, disability and life insurance coverage and executive medical reimbursement identical to those provided by the Company to its vice presidents, at Company expense, through the Separation Date. Pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, from and after the Separation Date, Alston will continue to be eligible for coverage under the Company's group medical, dental and life plans for as long as

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Separation Agreement
C. Michael Alston                                                         Page 2

               permitted by applicable law, but he will be personally responsible for the payment of all premiums due under such plans. Alston may at any time convert his group medical and dental benefits to an individual policy. The Company will provide Alston with all necessary forms to convert such policies and will give Alston notice of the amount necessary to continue premiums on the group medical plans and notice of his option to convert the plans into individual plans.

          d. In the event of Alston's death prior to the Separation Date, all remaining compensation and benefits described in paragraphs 1.a. and 1.b. will be provided to Alston's wife, Brenda Cole-Alston, if she survives him. If not, all payment obligations under those paragraphs will be made to Alston's estate.

          e. Alston has vested one hundred percent (100%) under the Envirotest Systems Corp. 401(k) Savings Plan Account and his rights under the account will be left intact subject to the terms of the Plan.

          f. Pursuant to action taken by the Compensation Committee of the Board of Directors of the Company, Alston has been granted incentive stock options to purchase 141,000 shares of Class A Common Stock of Envirotest Systems Corp. under the Envirotest Systems Corp. Stock Option Plan. Of the 141,000 shares subject to option, 86,000 shares are subject to a Stock Option Agreement dated July 26, 1995 (the "July Agreement"), and 55,000 shares are subject to a Stock Option Agreement dated October 24, 1996 (the "October Agreement"). Each of the July Agreement and the October Agreement and all Options covered by each such Agreement that have not been exercised shall terminate ten years from its respective Date of Grant. Under the July Agreement, options to purchase 57,333 shares have become exercisable and options to purchase an additional
               28,667 shares will become exercisable on July 26, 1998.
               Under the October Agreement, options to purchase 18,333 shares will become exercisable on October 24, 1997. The Company, following all required action of the Compensation Committee of the Company, hereby agrees that each of paragraph 4. (b) of the July Agreement and paragraph 3. (b) of the October Agreement is hereby deleted in its entirety. Alston hereby agrees that options to purchase an aggregate of 36,667 shares which become exercisable in equal installments on October 24, 1998 and October 24, 1999, under the October

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Separation Agreement
C. Michael Alston                                                         Page 3


               Agreement, are hereby canceled. The Company hereby represents and covenants that except as modified by this paragraph each of the July Agreement and October Agreement is valid and enforceable against the Company in accordance with its terms.

     2.   a.   Except as specifically provided in this Paragraph 2, the
Employment Agreement between Envirotest Systems Corp. and Alston dated January 1, 1996 (the "Employment Agreement") and all amendments thereto are terminated as of the close of business on the Effective Date. Alston also hereby resigns his positions as Vice President and General Counsel of Envirotest Systems Corp. and all other offices or employment he may hold or have with the Company, effective on the Effective Date. The Company and Alston specifically agree, however, that all of the provisions of Paragraph 9 of the Employment Agreement remain in full force and effect.

          b. Alston agrees that for a period of one (1) year from and after Separation Date, he shall not, without the prior written approval of the Company, directly or indirectly through any other person, firm or corporation, engage or participate or make any financial investment in, or become employed by or render advisory or other services to or for any person, firm or corporation, or in connection with, any business enterprise which is, directly or indirectly, in competition with any business operation or activity in which the Company or any of its subsidiaries is currently engaged. Nothing herein contained, however, shall restrict Alston from making any investments in any company the stock of which is listed on a national securities exchange or actively traded in the over-the-counter market, so long as such investment does not give Alston the right to control or influence the policy decisions of any business or enterprise which is, directly or indirectly, in competition with any business operation or activity in which the Company or any of its subsidiaries is currently engaged.

     3. By signing this Agreement, and accepting the consideration specified above, Alston knowingly and voluntarily agrees as follows:

          a. Alston hereby waives, releases and forever discharges the Company, its shareholders, officers, directors, agents, employees, and all affiliates of the foregoing personally as individuals and as shareholders, officers, directors, agents, employees, and affiliates, and their successors and assigns (severally and collectively "Releasees") from, and covenants not to sue or charge them individually, jointly or severally, on, any and all claims or causes of action arising out of his employment by the Company, under any local, state, or federal law or regulation, including without limitation, those arising under the Age Discrimination in Employment Act of

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Separation Agreement
C. Michael Alston                                                         Page 4

               1967 (ADEA); Title VII of the Civil Rights Act of 1964, as amended; the Older Workers Protection Act of 1990; the Labor Management Relation Act; and the California Civil Rights Act, or under common law tort or contract theory, whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected, which Alston, or his heirs, has, ever had, or now has against Releasees. The Company waives, releases and forever discharges Alston, his spouse and his heirs (severally and collectively the "Alston Releasees") from, and covenants not to sue or charge the Alston Releasees on any and all claims or causes of action arising out of Alston's employment by the Company pursuant to the Employment Agreement, under any local, state or federal law or regulations or any common law tort or contract theory, whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected, which the Company, or its successors, has, ever had, or now has against the Alston Releasees. Alston represents and acknowledges that he has been provided a reasonable opportunity to consult with an attorney regarding the nature and effect of this Release and Waiver, and has been advised to do so by the Company.

          b. Alston understands and agrees that following the Separation Date no other payments or compensation are due him except as described in this Agreement. Effective no later than the Separation Date, Alston will not be an officer or employee of the Company.

          c. Alston agrees and acknowledges that he has received all share certificates and stock option agreements due him, and that he will not receive an additional grant of stock options for services rendered during the Company's 1997 or 1998 fiscal years or otherwise.

          d. Alston agrees, that in order to provide a smooth transition, Alston shall fully brief Company employees, designated by the Company, on all matters handled by Alston in his capacity as an officer and employee of the Company. At the request of the Company Alston shall from time to time respond to questions on such matters by the designated employees of the Company.

          e. Prior to the Separation Date, Alston agrees faithfully and to the best of his ability to perform such reasonable duties and special projects as shall be assigned to him from time to time by the Chairman, and the Executive Vice President and Chief Operating

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Separation Agreement
C. Michael Alston                                                         Page 5

               Officer of the Company, including but not limited to (i) completion of the equitable adjustment settlement in British Columbia, and (ii) participation in proposal preparation in support of the Company's marketing effort. Alston's obligations under this paragraph shall terminate upon the earlier of the Separation Date and a Change of Control (as such term is defined in the October Agreement) of the Company, whereupon all cash payments due to Alston under paragraphs 1.a. and 1.b. shall become due and payable immediately.

     4. In consideration of this Agreement and to induce the Company to enter into such Agreement, Alston hereby makes the following representations to and agreements with the Company:

          a. Except as required by legal proceeding, Alston agrees that he will not make any statements or disclose any information which in the Company's reasonable judgment are inimical to the interest of the Company or are derogatory about the Company, its management, directors, products, or services.

          b. Alston will not disclose or cause or allow to be disclosed any of the terms, conditions, amounts or any other details of this Agreement; PROVIDED, HOWEVER, that nothing shall preclude Alston from making such disclosure as may be required by applicable law or as may be necessary in the course of prosecuting or defending litigation concerning this Agreement; and PROVIDED FURTHER that nothing shall preclude Alston from fully disclosing to the preparer of this tax returns the nature and source of his taxable income, nor from fully disclosing to his attorney the terms of this Agreement as provided in Paragraph 4(a) above. Notwithstanding the foregoing, this paragraph shall no longer be applicable following the Company's public disclosure of the terms of this Agreement.

     5. Alston shall continue to be entitled to the use of his Company car and other Company equipment presently in Alston's possession, and the Company will continue to pay all lease, insurance and maintenance costs thereon, through the Separation Date. Upon the written request of Alston delivered on or prior to the Separation Date, the Company will assign and Alston will assume lease payments and expenses including insurance, for Alston's Company car, subsequent to the Separation Date. Alston will return all other Company property including the Company car, if applicable, presently in his possession no later than the Separation Date.

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Separation Agreement
C. Michael Alston                                                         Page 6

     6. Alston represents and acknowledges that in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by any of the Company's employees, agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

     7. The obligations of the parties hereto are severable and divisible; and, in the event any consideration flowing from Alston or the Company as described herein is determined to be unlawful or unenforceable, the remainder of this Agreement shall be enforceable.

     8. Neither the negotiation nor the execution of this Agreement shall constitute an acknowledgment or admission of any kind by the Company that it, or any of the Releasees, jointly or severally, has violated any federal, state or local law or regulation, or breached any common law or other obligation or duty to Alston.

     9. Except as otherwise provided in Paragraph 13 of this Agreement, any dispute arising between the Company and Alston with respect to the performance or interpretation of this Agreement shall be submitted to arbitration in San Francisco, California, for resolution in accordance with the rules of the American Arbitration Association, modified to provide that the decision by the arbitrators shall be binding on the parties, shall be furnished in writing, separately and specifically stating the findings of fact and conclusions of law on which the decision is based, and shall be rendered within ninety (90) days following impanelment of the arbitrators. The cost of arbitration will initially be borne by the party requesting arbitration. Following a decision by the arbitrators, the cost of arbitration will be divided as directed by the arbitrators.

     10. This Agreement shall be subject to and governed by the laws of the State of California.

     11. The terms and conditions contained herein constitute the entire agreement between the parties and supersede all previous communications, either oral or written, between the parties with respect to the subject matter of this Agreement, and no agreement or understanding varying or extending the same shall be binding upon either party unless in writing and signed by or on behalf of such party.

     12. Alston acknowledges that the services rendered by him to the Company were of a special, unique and extraordinary character and, in connection with such services, he has had access to confidential information vital to the Company's business. By reason of this, Alston consents and agrees that if he violates any of the provisions of this Agreement with respect to non-competition or non-solicitation, or confidentiality, the Company would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to apply to any court of competent jurisdiction for equitable

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Separation Agreement
C. Michael Alston                                                         Page 7

relief, including without limitation an injunction restraining Alston from committing or continuing any such violation of this Agreement, and Alston shall not object to any such application. In addition, the Company may elect to seek other remedies relating to breaches of Sections 2(a) or 2(b), in any court of competent jurisdiction in lieu of arbitration of such claims.

     13. Alston states that he has read the foregoing Agreement, fully understands its content and effect, and without duress or coercion, knowingly and voluntarily assents to its terms. He agrees that he has been given a fair, reasonable and sufficient time to fully consider all terms.

     14. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the day and year first above written.

                                       ENVIROTEST SYSTEMS CORP.

                                       By /s/  Richard Webb
                                          ------------------------------------
                                      Its EVP & COO
                                          ------------------------------------


                                       ENVIROTEST TECHNOLOGIES, INC.

                                       By /s/  Richard Webb
                                          ------------------------------------
                                      Its EVP & COO
                                          ------------------------------------

                                               /s/  C. Michael Alston
                                       ---------------------------------------
                                                  C. Michael Alston

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Separation Agreement
C. Michael Alston                                                         Page 8


    Brenda Cole-Alston, as wife of C. Michael Alston, hereby acknowledges that she has read the foregoing agreement and agrees to be bound by its terms.


                                              /s/ Brenda Cole-Alston
                                       ---------------------------------------
                                                Brenda Cole-Alston

Dated: ________________________